EXHIBIT 99.1

Orion Energy Systems Announces Fiscal 2016
Second Quarter Results

2016 Second Quarter Revenue Increases 17%
LED sales represent record 72% of product revenue

MANITOWOC, Wis. - November 3, 2015 - Orion Energy Systems, Inc. (NASDAQ Capital Market: OESX), a leading designer and manufacturer of high-performance, energy-efficient lighting platforms, today announced financial results for its fiscal 2016 second quarter ended September 30, 2015, highlighted by record LED sales and solid gross and operating margin expansion.

Operating and Financial Highlights

•	Total revenue for the fiscal 2016 second quarter was $15.7 million, an increase of 17.4% compared to $13.4 million in the prior-year period.

•
LED lighting product sales were $10.6 million in the fiscal 2016 second quarter, an increase of 104% compared to $5.2 million in the prior-year period, reflecting a record 71.8% of total lighting product revenue, compared to 41.1% in the fiscal 2015 second quarter.

•	The fiscal 2016 second quarter gross margin was 18.5% compared to 11.8% in the prior-year period excluding a one-time non-cash impairment charge.

•	As of September 30, 2015, Orion had a lighting backlog of $5.6 million in LED and high-intensity fluorescent (HIF) lighting orders, compared to a lighting backlog of $5.2 million as of June 30, 2015.

“We have made significant strides in transforming Orion into a leading manufacturer of high-performance, energy efficient LED platforms. Fueled by growing acceptance of the technology and our unmatched value proposition, LED sales reached a new record of 72% of total lighting product revenue during the quarter, while our margins expanded significantly year-over-year. We continue to win highly competitive contracts with Fortune 500 companies, as well as creating beachheads in new verticals, such as education, with two of the three largest school districts in the country installing Orion’s products,” said John Scribante, Chief Executive Officer. “As we move into the second half of the fiscal year, our pipeline remains robust; however, we are expecting a slight shift in terms of our historic seasonality that typically follows CapEx spending cycles. We feel confident that our initiatives for 2016, namely growing LED revenues, driving innovation, and improving gross and operating margins, will continue to position Orion to capitalize on the substantial market opportunity in LED retrofit lighting.”

Financial Review

Fiscal 2016 Second Quarter

Revenue: Total revenue was $15.7 million for the fiscal 2016 second quarter, an increase of 17.4% compared to $13.4 million in the prior-year period. Total lighting sales for the fiscal 2016 second quarter were $15.5 million, a 17.4% increase compared to $13.2 million in the prior-year period. The increase was driven by stronger reseller sales during the quarter as we experienced higher LDR sales for schools and an increased demand for Orion’s new LED product offerings, particularly its LDR fixtures.

LED Lighting Revenue: Product revenue from Orion’s LED products was $10.6 million during the fiscal 2016 second quarter, an increase of 104% compared to $5.2 million in the prior-year period. LED sales during the period were 67.4% of total revenue and 71.8% total lighting product revenue, marking a new record for LED sales as a percentage of total revenue.

Gross Margin: Total gross margin expanded to 18.5% during the fiscal 2016 second quarter, compared to an adjusted 11.8% for the prior-year period (excluding a one-time non-cash impairment charge), reflecting a 678 basis point improvement. The gross margin improvement was largely due to the increase in product gross margin, reflecting reductions in component costs and manufacturing efficiencies. The gross margin decreased sequentially from 22.7% during the fiscal 2016 first quarter almost entirely due to product mix, which shifted towards lower margin LDR fixtures.

Net Income / Loss: The Company reported a net loss for the fiscal 2016 second quarter of $3.6 million, or $0.13 per share, compared to net loss of $18.3 million, or $0.84 per share, in the prior-year period. Excluding a $12.1 million one-time non-cash impairment charge, the Company reported a net loss in the prior-year period of $6.2 million, or $0.28 per share.

Balance Sheet Review

Cash and Investments: Orion had $13.4 million in cash and cash equivalents as of September 30, 2015, compared to $11.1 million at September 30, 2014. The Company had $2.5 million in borrowings outstanding on its line of credit.

Working Capital: The Company’s working capital as of September 30, 2015 was $32.0 million, consisting of $46.6 million in current assets and $14.5 million in current liabilities, compared to $25.2 million, consisting of $41.3 million in current assets and $16.1 million in current liabilities, at September 30, 2014.

Net Cash from Operations: The Company reported a $3.2 million use of cash from operations during the fiscal 2016 second quarter, compared to a $3.8 million use of cash from operations during the prior-year period. The improvement in the Company's net loss during the fiscal 2016 second quarter compared to the prior-year period, as adjusted for an asset impairment charge during the prior-period, was largely offset by a sharp decrease in accounts payable related to the timing of vendor payments.

Total Debt: Orion’s total debt decreased $0.6 million to $4.4 million at September 30, 2015, compared to $5.0 million at September 30, 2014. It decreased $1.2 million sequentially.

Management Outlook for Remainder of Fiscal Year 2016

“We remain encouraged by the positive trends we are seeing in the LED marketplace and the strong reception we are receiving for our latest product introductions. While our second quarter results were impacted by a shift in mix towards our lower-priced, lower-margin LDR fixtures, the traction we are seeing in some of our newer verticals, including education and government, far exceeded our expectations. Looking forward, as our newly launched high-bay products gain traction, we expect our sales mix to reflect our historical average price points and margin levels,” Scribante continued. “We remain confident that we will achieve a significant year-over-year increase in revenue, significant year-over-year margin expansion for the full fiscal year, and positive GAAP EPS in the second half of the fiscal year. Given the shift we are seeing in product mix, we now expect to achieve trailing 12-month EBITDA profitability and positive cash flow from operations in June 2016.”

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles, or GAAP. This press release includes certain non-GAAP financial measures to supplement this GAAP information. Orion uses certain non-GAAP financial measures to enable it to analyze its performance and financial condition. Orion believes EBITDA and adjusted gross margin can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of its financial performance and prospects for the future.  The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented herein is as follows:

* Adjusted gross profit consists of GAAP gross profit adjusted to exclude the impact of non-cash impairment charges.

* Adjusted operating loss consists of GAAP operating loss adjusted to exclude the impact of non-cash impairment charges.

* Adjusted net income consists of GAAP net income adjusted to exclude the impact of non-cash impairment charges.

* Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) depreciation and amortization, (b) net interest expense and (c) income tax expense.

Conference Call
Orion will discuss these results in a conference call on November 3, 2015, at 4:30 p.m. ET.

The dial-in numbers are:
U.S. callers:             (877) 754-5294
International callers:         (678) 894-3013

The Company will be utilizing an accompanying slideshow presentation in conjunction with this call, which will be available on the Investor Relations section of Orion’s website at www.orionlighting.com.

To listen to the live webcast, go to the Investor Relations section of Orion Energy Systems’ website at http://investor.oriones.com/events.cfm for a live webcast link. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

An audio replay of the earnings conference call will be available shortly after the call and will remain available through Tuesday, November 10, 2015. The replay can be accessed by dialing (855) 859-2056. The replay pass code for callers is 64682655.

About Orion Energy Systems
Orion is leading the transformation of commercial and industrial buildings with state-of-the-art energy efficient lighting systems and retrofit lighting solutions. Orion manufactures and markets a cutting edge portfolio of products encompassing LED Solid-State Lighting and high intensity fluorescent lighting. Many of Orion's 100+ granted patents and pending patent applications relate to lighting systems that provide exceptional optical and thermal performance, which drive financial, environmental, and work-space benefits for a wide variety of customers in the retrofit markets.

Safe Harbor Statement

Certain matters discussed in this press release, including under our "Outlook" section are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our continued expected negative cash flows from operations during the remainder of fiscal 2016 and the resulting impact on the level of our available cash, coupled with our limited borrowing capacity under our bank line of credit; (ii) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our new light emitting diode product lines; (iii) deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (iv) our ability to compete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (v) our ability to successfully implement our strategy of focusing on lighting solutions using new LED technologies in lieu of traditional HIF lighting upon which our business has historically relied; (vi) our ability to realize expected cost savings from our transition to focusing on new LED technologies; (vii) our ability to successfully complete and fund potential future acquisitions; (viii) our ability to effectively manage the growth of our business, including expansion of our business internationally through our Orion distribution services division; (ix) adverse developments with respect to litigation and other legal matters that we are subject to; (x) our failure to comply with the covenants in our revolving credit agreement; (xi) increasing duration of customer sales cycles; (xii) fluctuating quarterly results of operations as we focus on new LED technologies; (xiii) the market acceptance of our products and services; (xiv) our ability to recruit and hire sales talent to increase our in-market sales; (xv) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xvi) loss of one or more key customers or suppliers, including key contacts at such customers; (xvii) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xviii) our ability to effectively manage the credit risk associated with our debt funded Orion Throughput Agreement contracts; (xix) a reduction in the price of electricity; (xx) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxi) increased competition from government subsidies and utility incentive programs; (xxii) the availability of additional debt financing and/or equity capital; (xxiii) potential warranty claims; and (xxiv) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company’s Web site.

Investor Relations Contacts:
Bill Hull
Chief Financial Officer
Orion Energy Systems, Inc.
(920) 892-5740

Victoria Sivrais
Clermont Partners
(312) 690-6004
vsivrais@clermontpartners.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2015	2014	2015
Product revenue	$12,645	$14,982	$24,888	$30,778
Service revenue	748	746	1,818	1,538
Total revenue	13,393	15,728	26,706	32,316
Cost of product revenue	23,364	12,301	33,219	24,414
Cost of service revenue	584	515	1,430	1,232
Total cost of revenue	23,948	12,816	34,649	25,646
Gross (loss) profit	(10,555)	2,912	(7,943)	6,670
Operating expenses:
General and administrative	3,842	3,403	7,512	7,274
Sales and marketing	3,367	2,634	6,246	5,703
Research and development	569	441	985	863
Total operating expenses	7,778	6,478	14,743	13,840
Loss from operations	(18,333)	(3,566)	(22,686)	(7,170)
Other income (expense):
Interest expense	(83)	(60)	(173)	(151)
Dividend and interest income	83	32	177	80
Total other income (expense)	—	(28)	4	(71)
Loss before income tax	(18,333)	(3,594)	(22,682)	(7,241)
Income tax expense	13	6	23	11
Net loss	$(18,346)	$(3,600)	$(22,705)	$(7,252)
Basic net loss per share	$(0.84)	$(0.13)	$(1.04)	$(0.26)
Weighted-average common shares outstanding	21,820,365	27,598,492	21,745,156	27,540,378
Diluted net loss per share	$(0.84)	$(0.13)	$(1.04)	$(0.26)
Weighted-average common shares outstanding	21,820,365	27,598,492	21,745,156	27,540,378

The following amounts of stock-based compensation were recorded (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2015	2014	2015
Cost of product revenue	$12	$10	$24	$20
General and administrative	265	294	610	576
Sales and marketing	77	57	142	136
Research and development	4	(8)	9	6
Total	$358	$353	$785	$738

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,
	2015	2015
Assets
Cash and cash equivalents	$20,002	$13,446
Accounts receivable, net	18,263	15,871
Inventories, net	14,283	15,898
Deferred contract costs	90	150
Prepaid expenses and other current assets	2,407	1,213
Total current assets	55,045	46,578
Property and equipment, net	21,223	19,823
Goodwill	4,409	4,409
Other intangible assets, net	6,335	5,699
Long-term accounts receivable	426	208
Other long-term assets	367	242
Total assets	$87,805	$76,959
Liabilities and Shareholders’ Equity
Accounts payable	$11,003	$8,694
Accrued expenses and other	5,197	3,937
Deferred revenue, current	287	319
Current maturities of long-term debt and capital leases	1,832	1,581
Total current liabilities	18,319	14,531
Revolving credit facility	2,500	2,463
Long-term debt, less current maturities and capital leases	722	350
Deferred revenue, long-term	1,231	1,061
Other long-term liabilities	522	528
Total liabilities	23,294	18,933
Shareholders’ equity:
Additional paid-in capital	150,516	151,301
Treasury stock	(36,049)	(36,067)
Shareholder notes receivable	(4)	(4)
Retained deficit	(49,952)	(57,204)
Total shareholders’ equity	64,511	58,026
Total liabilities and shareholders’ equity	$87,805	$76,959

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended September 30,
	2014	2015
Operating activities
Net loss	$(22,705)	$(7,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,503	1,561
Amortization of long-term assets	697	704
Stock-based compensation expense	785	738
Impairment on assets	12,130	—
(Gain) loss on sale of property and equipment	(20)	18
Provision for inventory reserves	32	12
Provision for bad debts	142	227
Other	68	38
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	930	2,383
Inventories, current and long-term	154	(1,627)
Deferred contract costs	(384)	(60)
Prepaid expenses and other assets	1,957	1,262
Accounts payable	537	(2,309)
Accrued expenses	(660)	(877)
Deferred revenue	(253)	(138)
Net cash used in operating activities	(5,087)	(5,320)
Investing activities
Purchase of property and equipment	(1,031)	(179)
Purchase of short-term investments	(1)	—
Additions to patents and licenses	(61)	(11)
Proceeds from sales of property, plant and equipment	1,040	—
Net cash used in investing activities	(53)	(190)
Financing activities
Payment of long-term debt and capital leases	(1,585)	(1,000)
Proceeds from revolving credit facility	—	27,088
Payment of revolving credit facility	—	(27,125)
Proceeds from repayment of shareholder notes	11	—
Proceeds from issuance of common stock, net of issuance costs	—	(1)
Repurchase of common stock into treasury	—	(20)
Deferred financing costs	(75)	—
Net proceeds from exercise of warrants and employee stock options	351	12
Net cash used in by financing activities	(1,298)	(1,046)
Net decrease in cash and cash equivalents	(6,438)	(6,556)
Cash and cash equivalents at beginning of period	17,568	20,002
Cash and cash equivalents at end of period	$11,130	$13,446

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS PROFIT TO NON-GAAP ADJUSTED EBITDA
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2015	2014	2015

Revenue	$ 13,393	$ 15,728	$ 26,706	$ 32,316
Gross (Loss) Profit $	(10,555)	2,912	(7,943)	6,670
Gross Profit %	-78.8%	18.5%	-29.7%	20.6%

Adjustments to Gross (Loss) Profit
Non-cash Impairment	(12,130)	—	(12,130)	—

Adjusted Gross Profit	1,575	2,912	4,187	6,670
Adjusted Gross Profit %	11.8%	18.5%	15.7%	20.6%

Adjusted Operating Loss	(6,203)	(3,566)	(10,556)	(7,170)

Adjusted Net Loss	(6,216)	(3,600)	(10,575)	(7,252)
Depreciation and Amortization	1,092	1,128	2,200	2,265
Net Interest Expense (Income)	—	28	(4)	71
Income Tax Expense	13	6	23	11

Adjusted EBITDA	(5,111)	(2,438)	(8,356)	(4,905)

Adjusted Net Loss Per Share	$ (0.28)	$ (0.13)	$ (0.49)	$ (0.26)

Fully-diluted Shares	21,820,365	27,598,492	21,745,156	27,540,378